INDEX TO EXHIBITS

Exhibit                                               Sequentially
Number                 Description                    Numbered Page
- ------                 -----------                    -------------

4              The description of the Company's
               Common Stock, $.01 par value, as
               contained in the Company's Form 8-A
               filed October 7, 1986, is hereby
               incorporated by reference.
5              Opinion of Shutts & Bowen.
10             Form of Letter Agreement between the
               Company and Mr. Barry Paul.
23(a)          Consent of Arthur Andersen & Co.
23(b)          Consent of Shutts & Bowen.
24(a)          Power of Attorney of Ralph R. Weiser.
24(b)          Power of Attorney of Jerrold Blair.
24(c)          Power of Attorney of Phillip S.
               Bradley.
24(d)          Power of Attorney of Ralph Feuerring.
24(e)          Power of Attorney of John R. Benbow.
24(f)          Power of Attorney of Celestin Durand
               III.
24(g)          Power of Attorney of Robert S. Tocci.